UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

OFS Credit Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-2875487
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10 S. Wacker Drive, Suite 2500, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
7.875% Series F Term Preferred Stock due 2029, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-277773

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of 7.875% Series F Term Preferred Stock due 2029, par value $0.001 per share (the “Shares”), of OFS Credit Company, Inc. (the “Company”).  The description of the Shares contained in the section entitled “Description of the Series F Term Preferred Stock” in the Company’s prospectus supplement dated September 25, 2024, as filed with the Securities and Exchange Commission on September 25, 2024 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits.

3.1    Amended and Restated Certificate of Incorporation(1)

3.2    Certificate of Designation for the 7.875% Series F Term Preferred Stock due 2029(2)

3.3    Form of Bylaws(3)

4.1    Specimen 7.875% Series F Term Preferred Stock Certificate(2)

(1)    Incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form N-2 (File No. 333-220794), filed on August 9, 2018.

(2)    Incorporated by reference to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (File No. 333-277773), filed on October 2, 2024.

(3)    Incorporated by reference to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (File No. 333-220794), filed on June 22, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 2, 2024

By: /s/ Bilal Rashid
Name: Bilal Rashid
Title: Chief Executive Officer